SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): December 22, 1999

                                 ESG RE LIMITED
             (Exact Name of Registrant as Specified in its Charter)

           Bermuda                     000-23481               Not Applicable
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

              16 Church Street                          Not Applicable
           Hamilton Hill, Bermuda                         (Zip Code)
  (Address of Principal Executive Offices)

                                 (441) 295-2185
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

As noted in the most recent 10Q filed on November 15, 1999 ESG has been investigating its position relative to a quota sharing treaty with Odyssey Re. On December 22, 1999 ESG formally rescinded this treaty. Under the terms of the Standstill Agreement with Odyssey Re neither ESG nor Odyssey Re may institute legal action against the other without first giving 90 days notice of intent to do so. At this time ESG does not intend to give such notice. ESG has been informed by Odyssey Re that Odyssey Re also does not intend to give such notice at this time.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2000

                                             ESG RE LIMITED


                                             By:  /s/ Joan H. Dillard
                                                  Joan H. Dillard
                                                  Chief Financial Officer